 Exhibit 99.1

Crexendo Reports Second Quarter 2016 Financial Results
PHOENIX, AZ—(Marketwired – August 2, 2016)
Crexendo, Inc. (OTCQX: CXDO), a hosted services company that provides hosted telecommunications services, broadband internet services and website hosting services for businesses, today reported financial results for its second quarter ended June 30, 2016.
Financial highlights for the 2016 second quarter
Consolidated revenue for the second quarter of 2016 increased 20% to $2.3 million compared to $1.9 million for the second quarter of 2015.
Hosted Telecommunications Services Segment revenue for the second quarter of 2016 increased 35% to $1.9 million compared to $1.4 million for the second quarter of 2015.
Web Services Segment revenue for the second quarter of 2016 decreased 26% to $347,000, compared to $469,000 for the second quarter of 2015.
Consolidated operating expenses for the second quarter of 2016 increased 2% to $3.0 million compared to $3.0 million for the second quarter of 2015.
On a GAAP basis, the Company reported a $(778,000) net loss for the second quarter of 2016, or $(0.06) loss per diluted common share, compared to net loss of $(1.1) million or $(0.08) loss per diluted common share for the second quarter of 2015.
Non-GAAP net loss was $(507,000) for the second quarter of 2016, or $(0.04) loss per diluted common share, compared to a non-GAAP net loss of $(734,000) or $(0.06) loss per diluted common share for the second quarter of 2015.
EBITDA for the second quarter of 2016 was $(740,000) compared to $(1.0) million for the second quarter of 2015. Adjusted EBITDA for the second quarter of 2016 was $(525,000) compared to $(744,000) for the second quarter of 2015.
Financial highlights for the six months ended June 30, 2016
Consolidated revenue for the six months ended June 30, 2016 increased 19% to $4.4 million compared to $3.7 million for the six months ended June 30, 2015.
Hosted Telecommunications Services Segment revenue for the six months ended June 30, 2016 increased 35% to $3.7 million compared to $2.7 million for the six months ended June 30, 2015.

Web Services Segment revenue for the six months ended June 30, 2016 decreased 25% to $743,000, compared to $997,000 for the six months ended June 30, 2015.
Consolidated operating expenses for the six months ended June 30, 2016 decreased 2% to $6.1 million compared to $6.2 million for the six months ended June 30, 2015.
On a GAAP basis, the Company reported a $(1.6) million net loss for the six months ended June 30, 2016, or $(0.12) loss per diluted common share, compared to net loss of $(2.2) million or $(0.18) loss per diluted common share for the six months ended June 30, 2015.
Non-GAAP net loss was $(1.1) million for the six months ended June 30, 2016, or $(0.08) loss per diluted common share, compared to a non-GAAP net loss of $(1.4) million or $(0.11) loss per diluted common share for the six months ended June 30, 2015.
EBITDA for the six months ended June 30, 2016 was $(1.6) million compared to $(2.3) million for the six months ended June 30, 2015. Adjusted EBITDA for the six months ended June 30, 2016 was $(1.1) million compared to $(1.6) million for the six months ended June 30, 2015.
Total cash and cash equivalents, excluding restricted cash, at June 30, 2016 was $923,000 compared to $1.9 million at June 30, 2015.
Cash used for operating activities for the six months ended June 30, 2016 was $(710,000) compared to $(1.7) million for the six months ended June 30, 2015. Cash provided by investing activities for the six months ended June 30, 2016 was $11,000 compared to cash used for investing activities of $(20,000) for the six months ended June 30, 2015. Cash provided by financing activities for the six months ended June 30, 2016 was $125,000 compared to $629,000 for the six months ended June 30, 2015.
Steven G. Mihaylo, Chief Executive Officer commented, “I am pleased with our ongoing progress. We increased our revenue Q2 2016 over Q2 2015 and our backlog continues to grow. We have kept a lid on expenses; even with the substantial year over year increase in revenue and we have not increased our costs year over year. Our ability to control our costs, while increasing our backlog is a strong indication of our ability to grow this business. We will continue to work to increase our Dealer Partner Channel and our Direct Sales Channel. We continue to provide service, technology and phones that provide exceptional value. We are the right solution to support customers who are moving their expensive legacy phone services to the cloud.”
Mihaylo added, “We continue to excel at providing solutions for enterprise customers. As I have discussed before our integrated sales process with engineering is particularly suited to providing enterprise solutions. Enterprise customers with multi-location instillations however do have a longer lag time from sale to recognizing revenue. We continue to work on improving and growing the business.”

Conference Call
The Company is hosting a conference call today, August 2, 2016 at 5:30 PM EST. The telephone dial-in number is 888-430-8709 for domestic participants and 719-325-2393 for international participants. The conference ID to join the call is 2637145. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.
About Crexendo
Crexendo, Inc. (CXDO) is a hosted services company that provides hosted telecommunications services, broadband internet services and website hosting services for businesses. Our services are designed to make enterprise-class hosting services available to any size businesses at affordable monthly rates.
Safe Harbor Statement
This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being pleased with ongoing progress; (ii) keeping a lid on expenses even with the substantial year over year increase in revenue; (iii) ability to control costs and increasing backlog is a strong indication of the ability to grow business; (iv) continue working to increase Dealer Partner Channel and Direct Sales Channel; (v) providing service, technology and phones that provide exceptional value; (vi) being the right solution to support customers who are moving their expensive legacy phone services to the cloud; (vii) excelling at providing solutions for enterprise customers; (viii) integrated sales process with engineering being particularly suited to providing enterprise solutions; (ix) enterprise customers with multi-location instillations having a longer lag time from sale to recognizing revenue and (x) continuing to work on improving and growing the business.
For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2015 as well as Forms 10Q for 2016. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except par value and share data)
	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$923	$1,497
Restricted cash	100	112
Trade receivables, net of allowance for doubtful accounts of $13
as of June 30, 2016 and $35 as of December 31, 2015	422	364
Inventories	129	134
Equipment financing receivables	131	131
Prepaid expenses	1,065	1,046
Other current assets	8	15
Total current assets	2,778	3,299

Certificate of deposit	252	251
Long-term trade receivables, net of allowance for doubtful accounts
of $22 as of June 30, 2016 and $24 as of December 31, 2015	53	81
Long-term equipment financing receivables	242	319
Property and equipment, net	24	33
Deferred income tax assets, net	482	482
Intangible assets, net	401	466
Goodwill	272	272
Long-term prepaids	238	288
Other long-term assets	142	169
Total Assets	$4,884	$5,660

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$263	$76
Accrued expenses	948	812
Notes payable, current portion	136	57
Contingent consideration	-	99
Deferred income tax liability	482	482
Deferred revenue, current portion	819	775
Total current liabilities	2,648	2,301

Deferred revenue, net of current portion	53	81
Notes payable, net of current portion	980	965
Other long-term liabilities	62	109
Total liabilities	3,743	3,456

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,405,246 shares issued and outstanding as of June 30, 2016 and 13,227,489 shares issued and
outstanding as of December 31, 2015	13	13
Additional paid-in capital	58,197	57,614
Accumulated deficit	(57,069)	(55,423)
Total stockholders' equity	1,141	2,204

Total Liabilities and Stockholders' Equity	$4,884	$5,660

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$2,267	$1,890	$4,441	$3,742
Operating expenses:
Cost of revenue	917	855	1,830	1,716
Selling and marketing	636	580	1,246	1,183
General and administrative	1,274	1,375	2,565	2,935
Research and development	216	165	445	368
Total operating expenses	3,043	2,975	6,086	6,202

Loss from operations	(776)	(1,085)	(1,645)	(2,460)

Other income (expense):
Interest income	4	7	8	13
Interest expense	(31)	(3)	(66)	(13)
Other income, net	29	29	64	248
Total other income, net	2	33	6	248

Loss before income tax	(774)	(1,052)	(1,639)	(2,212)

Income tax provision	(4)	(8)	(7)	(18)

Net loss	$(778)	$(1,060)	$(1,646)	$(2,230)

Net loss per common share:
Basic	$(0.06)	$(0.08)	$(0.12)	$(0.18)
Diluted	$(0.06)	$(0.08)	$(0.12)	$(0.18)

Weighted-average common shares outstanding:
Basic	13,292,334	12,700,624	13,268,107	12,699,784
Diluted	13,292,334	12,700,624	13,268,107	12,699,784

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,646)	$(2,230)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	161	161
Depreciation and amortization	74	160
Amortization of prepaid interest expense	12	-
Expense for stock options issued to employees	351	582
Amortization of deferred gain	(47)	(47)
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(30)	167
Equipment financing receivables	77	76
Inventories	5	(7)
Prepaid expenses	(40)	(162)
Other assets	34	(114)
Accounts payable and accrued expenses	323	(258)
Deferred revenue	16	(61)
Net cash used for operating activities	(710)	(1,733)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(24)
Release of restricted cash	12	4
Purchase of long-term investment	(1)	-
Net cash provided by/(used for) investing activities	11	(20)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	150	-
Repayments made on notes payable	(68)	-
Proceeds from exercise of warrants	102	690
Payment of contingent consideration	(59)	(61)
Net cash provided by financing activities	125	629

NET DECREASE IN CASH AND CASH EQUIVALENTS	(574)	(1,124)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	1,497	2,906

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$923	$1,782

Supplemental disclosure of cash flow information:
Cash used during the period for:
Income taxes, net	$(2)	$(1)
Supplemental disclosure of non-cash investing and financing information:
Prepaid assets financed through notes payable	$116	$-
Issuance of common stock for prepayment of interest on related-party note payable	$90	$-
Issuance of common stock for contingent consideration related to business acquisition	$40	$40

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Hosted telecommunications services	$1,920	$1,421	$3,698	$2,745
Web services	347	469	743	997
Consolidated revenue	2,267	1,890	4,441	3,742

Income/(loss) from operations:
Hosted telecommunications services	(872)	(1,091)	(1,835)	(2,441)
Web services	96	6	190	(19)
Total operating loss	(776)	(1,085)	(1,645)	(2,460)
Other income/(loss), net:
Hosted telecommunications services	(3)	18	(10)	39
Web services	5	15	16	209
Total other income, net	2	33	6	248
Income/(loss) before income tax provision
Hosted telecommunications services	(875)	(1,073)	(1,845)	(2,402)
Web services	101	21	206	190
Loss before income tax provision	$(774)	$(1,052)	$(1,639)	$(2,212)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 2, 2016 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
●
they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(778)	$(1,060)	$(1,646)	$(2,230)
Share-based compensation	158	211	351	582
Amortization of rent expense paid in stock, net of deferred gain	57	57	114	114
Amortization of intangible assets	33	58	66	123
Amortization of interest expense paid in stock	23	-	46	-
Non-GAAP net loss	$(507)	$(734)	$(1,069)	$(1,411)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(778)	$(1,060)	$(1,646)	$(2,230)
Depreciation and amortization	36	73	75	160
Interest expense	31	3	66	13
Interest and other income	(33)	(36)	(72)	(261)
Income tax provision	4	8	7	18
EBITDA	(740)	(1,012)	(1,570)	(2,300)
Share-based compensation	158	211	351	582
Amortization of rent expense paid in stock, net of deferred gain	57	57	114	114
Adjusted EBITDA	$(525)	$(744)	$(1,105)	$(1,604)